ATLANTIC PHARMACEUTICALS, INC.
                             1995 STOCK OPTION PLAN
                      as amended and restated June 9, 1996


                                   ARTICLE ONE

                               GENERAL PROVISIONS


        I.        PURPOSE OF THE PLAN

                  This  1995  Stock  Option  Plan is  intended  to  promote  the interests of Atlantic Pharmaceuticals, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

                  Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

       II.        STRUCTURE OF THE PLAN

                  A. The Plan shall be divided into two separate equity programs:

                                  (i) the  Discretionary  Option  Grant  Program
         under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

                                  (ii) the Automatic  Option Grant Program under
         which Eligible Directors shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

                  B. The provisions of Articles One and Four shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

      III.        ADMINISTRATION OF THE PLAN

                  A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant Program with respect to
Section 16 Insiders. No non-employee Board member shall be eligible to serve on the Primary Committee if such individual has, during the twelve (12)-month period immediately preceding the date of his or her appointment to the Committee or (if shorter) the period commencing with the

Section 12(g) Registration Date and ending with the date of his or her appointment to the Primary Committee, received an option grant or direct stock issuance under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary), other than pursuant to the Automatic Option Grant Program.

                  B. Administration of the Discretionary Option Grant Program with respect to all other persons eligible to participate in that program may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

                  C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

                  D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such program and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program under its jurisdiction or any option thereunder.

                  E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

                  F. Administration of the Automatic Option Grant Program shall be self- executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made thereunder.


                                       2.

      IV.         ELIGIBILITY

                  A. The persons eligible to participate in the Discretionary Option Grant Program are as follows:

                                  (i) Employees,

                                  (ii) non-employee  members of the Board (other
         than those serving as members of the Primary Committee) or the board of directors of any Parent or Subsidiary, and

                                  (iii)   consultants   and  other   independent
         advisors who provide services to the Corporation (or any Parent or Subsidiary).

                  B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine, with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable and the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding.

                  C. The individuals eligible to participate in the Automatic Option Grant Program shall be (i) those individuals who first become non-employee Board members after the Automatic Option Grant Program Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members after one or more Annual Stockholders Meetings held after the Automatic Option Grant Program Effective Date, including those individuals serving as non-employee Board members on the Automatic Option Grant Program Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an initial option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but such individual shall be eligible to receive periodic option grants under the Automatic Option Grant Program upon his or her continued service as a non-employee Board member following one or more Annual Stockholders Meetings. However, in no event shall a non-employee Board member be eligible to receive option grants under the Automatic Option Grant Program if such individual is a 5% Stockholder or is a representative of, or affiliated with, a 5% Stockholder.


                                       3.

        V.        STOCK SUBJECT TO THE PLAN

                  A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall initially not exceed 950,000 shares.

                  B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each calendar year during the term of the Plan, beginning with the 1997 calendar year, by an amount equal to one percent (1%) of the shares of Common Stock outstanding on December 31 of the immediately preceding calendar year. No Incentive Options may be granted on the basis of the additional shares of Common Stock resulting from such annual increases.

                  C. No one person participating in the Plan may receive options and separately exercisable stock appreciation rights for more than 100,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1995 calendar year; provided, however, that for the calendar year in which such person first commences Service, the limit shall be increased to 200,000 shares.

                  D. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. All shares issued under the Plan, whether or not those shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the holder of such option.

                  E. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which the share reserve is to increase automatically each year, (iii) the number and/or class of securities for which any one person may be granted options and separately exercisable stock appreciation rights per calendar year, (iv) the number and/or class of securities for which automatic option grants are to be made subsequently per

                                       4.

Eligible Director under the Automatic Option Grant Program and (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive, absent manifest error.

                                       5.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM


I.       OPTION TERMS

                  Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

                  A.       Exercise Price.

                           1. The exercise price per share shall be fixed by the
Plan Administrator and may be less than, equal to or greater than the Fair Market Value per share of Common Stock on the option grant date.

                           2. The exercise  price shall become  immediately  due
upon exercise of the option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in cash or check made payable to the Corporation. After the Section 12(g) Registration Date, the exercise price may also be paid as follows:

                                  (i) in  shares of  Common  Stock  held for the
         requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                                  (ii) to the extent the option is exercised for
         vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                  Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.


                                       6.

                  B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

                  C.       Effect of Termination of Service.

                           1. The following provisions shall govern the exercise
of any options held by the Optionee at the time of cessation of Service or death:

                                  (i) Any option  outstanding at the time of the
         Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                                  (ii)  Any  option  exercisable  in whole or in
         part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                                  (iii)  During  the   applicable   post-Service
         exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                                  (iv)   Should   the   Optionee's   Service  be
         terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                                  (v) In the event of an Involuntary Termination
         following a Corporate Transaction,the provisions of Section III of this Article Two shall govern the period for which the outstanding options are to remain exercisable following the Optionee's cessation of Service and shall supersede any provisions to the contrary in this section.

                                       7.

                           2. The Plan Administrator  shall have the discretion,
exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                                  (i)  extend  the  period of time for which the
         option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                                  (ii) permit the option to be exercised, during
         the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

                  D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

                  E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

                  F. First Refusal Rights. Until the Section 12(g) Registration Date, the Corporation shall have the right of first refusal with respect to any proposed sale or other disposition by the Optionee (or any successor in interest by reason of purchase, gift or other transfer) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in the agreement evidencing such right.

                  G. Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may be assigned in whole or in part during the Optionee's lifetime in accordance with the terms of a Qualified Domestic Relations Order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations

                                       8.

Order. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

       II.        INCENTIVE OPTIONS

                  The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

                  A. Eligibility. Incentive Options may only be granted to Employees.

                  B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

                  D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

      III.        CORPORATE TRANSACTION/CHANGE IN CONTROL

                  A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor

                                       9.

corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive, absent manifest error.

                  B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

                  C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

                  D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction, (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same and (iii) the maximum number of securities and/or class of securities for which any one person may be granted options and separately exercisable stock appreciation rights under the Plan per calendar year.

                  E. Any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, shall automatically accelerate (and any of the Corporation's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)- year period measured from the effective date of the Involuntary Termination.


                                       10.

                  F. The Plan Administrator shall have the discretion to grant options with terms different from those described in this Section III in connection with a Corporate Transaction.

                  G. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to (i) provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Change in Control or
(ii) condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent Involuntary Termination of the Optionee's Service within a specified period following the effective date of such Change in Control. Any options accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

                  H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

                  I. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

       IV.        CANCELLATION AND REGRANT OF OPTIONS

                  The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.

        V.        STOCK APPRECIATION RIGHTS

                  A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

                  B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:


                                       11.

                                  (i) One or more  Optionees  may be granted the
         right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of
         (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

                                  (ii)  No  such  option   surrender   shall  be
         effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                                  (iii)  If  the   surrender  of  an  option  is
         rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

                  C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                                  (i) One or more  Section  16  Insiders  may be
         granted limited stock appreciation rights with respect to their outstanding options.

                                  (ii)   Upon  the   occurrence   of  a  Hostile
         Take-Over, each such individual holding one or more options with such a limited stock appreciation right in effect for at least six (6) months shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (a) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                                       12.

                                  (iii)   Neither  the   approval  of  the  Plan
         Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution.

                                  (iv) The  balance of the option (if any) shall
         continue in full force and effect in accordance with the documents evidencing such option.


                                       13.

                                  ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM


        I.        OPTION TERMS

                  A. Grant Dates. Option grants shall be made on the dates specified below:

                           1. Each  Eligible  Director  who is first  elected or
appointed as a non-employee Board member after the Automatic Option Grant Program Effective Date shall automatically be granted, on the date of such initial election or appointment (as the case may be), a Non-Statutory Option to purchase 10,000 shares of Common Stock.

                           2. On the date of each  Annual  Stockholders  Meeting
held after the Automatic Option Grant Program Effective Date, each individual who is to continue to serve as an Eligible Director after such meeting, shall automatically be granted, whether or not such individual is standing for re-election as a Board member at that Annual Meeting, a Non-Statutory Option to purchase an additional 2,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 2,000-share option grants any one Eligible Director may receive over his or her period of Board service.

                  B.       Exercise Price.

                           1. The exercise price per share shall be equal to one
hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                           2. The exercise price shall be payable in one or more
of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                  C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

                  D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial grant shall vest, and the Corporation's repurchase right shall lapse, in a series of three

                                       14.

(3) successive and equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date. Each annual grant shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's completion of one (1) year of Board service measured from the option grant date.

                  E. Effect of Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                                  (i)  The   Optionee   (or,  in  the  event  of
         Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)- month period following the date of such cessation of Board service in which to exercise each such option.

                                  (ii)  During  the twelve  (12)-month  exercise
         period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                                  (iii) Should the Optionee  cease to serve as a
         Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                           (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.


                                       15.

       II.        CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-
                  OVER

                  A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

                  B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

                  C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each automatic option held by him or her for a period of at least six (6) months. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

                  D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

                  E. The grant of  options  under  the  Automatic  Option  Grant
Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                       16.

      III.        AMENDMENT OF THE AUTOMATIC OPTION GRANT PROGRAM

                  The provisions of this Automatic Option Grant Program, together with the option grants outstanding thereunder, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

       IV.        REMAINING TERMS

                  The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.


                                       17.

                                  ARTICLE FOUR

                                  MISCELLANEOUS


        I.        FINANCING

                  A. The Plan Administrator may permit any Optionee to pay the option exercise price under the Discretionary Option Grant Program by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee may not exceed the sum of (i) the aggregate option exercise price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the option exercise.

                  B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

       II.        TAX WITHHOLDING

                  A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or stock appreciation rights under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

                  B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options under the Plan (other than the options granted under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options. Such right may be provided to any such holder in either or both of the following formats:

                                  (i) Stock  Withholding:  The  election to have
         the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                                  (ii) Stock  Delivery:  The election to deliver
         to the Corporation, at the time the Non-Statutory Option is exercised, one or more

                                       18.

         shares of Common Stock previously acquired by such holder (other than in connection with the option exercise triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

      III.        EFFECTIVE DATE AND TERM OF THE PLAN

                  A. The Discretionary Option Grant Program shall became effective on the Plan Effective Date and options may be granted under the Discretionary Option Grant Program at any time after the Plan Effective Date. The Automatic Option Grant Program became effective on the Automatic Option Grant Program Effective Date and option grants under the Automatic Option Grant Program may be made to the Eligible Directors after such date. However, no options granted under the Plan may be exercised until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

                  B. The Plan was amended on June 9, 1995 to (i) increase the total number of shares of Common Stock available for issuance from 650,000 shares to 950,000 shares and (ii) to increase the number of shares of Common Stock subject to the options granted under the Automatic Option Grant Program upon the initial election or appointment of an Eligible Director from 5,000 shares to 10,000 and to increase the number of shares of Common Stock subject to the annual option grants thereunder to be made on the date of each Annual Stockholders Meeting to continuing non-employee Board members from 1,000 to 2,000 shares.

                  C. The Plan shall terminate upon the earliest of (i) June 30, 2005, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options under the Plan or
(iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all outstanding options shall continue to have force and effect in accordance with the provisions of the documents evidencing such options.

       IV.        AMENDMENT OF THE PLAN

                  A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, (i) no such amendment or modification shall adversely affect any rights and obligations with respect to options or stock appreciation rights at the time outstanding under the Plan unless the Optionee consents to such amendment or modification, and (ii) any amendment made to the Automatic Option Grant Program (or any options outstanding thereunder) shall be in compliance with the limitations of that program. In addition, the Board shall not, without the approval of the Corporation's stockholders, (i) materially increase the maximum number of shares issuable

                                       19.

under the Plan, the number of shares for which options may be granted under the Automatic Option Grant Program or the maximum number of shares for which any one person may be granted options or separately exercisable stock appreciation rights in the aggregate per calendar year, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) materially modify the eligibility requirements for Plan participation or (iii) materially increase the benefits accruing to Plan participants.

                  B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program that are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

        V.        USE OF PROCEEDS

                  Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

       VI.        REGULATORY APPROVALS

                  A. The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any shares of Common Stock upon the exercise of any option or stock appreciation right shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the shares of Common Stock issued pursuant to it.

                  B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

      VII.        NO EMPLOYMENT/SERVICE RIGHTS

                  Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way

                                       20.

the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                       21.

                                    APPENDIX


            The following definitions shall be in effect under the Plan:

         A. Automatic Option Grant Program shall mean the automatic option grant program in effect under the Plan.

         B. Automatic Option Grant Program Effective Date shall mean the date on which the Underwriting Agreement is executed and the initial public offering price of the Common Stock is established.

         C. Board shall mean the Corporation's Board of Directors.

         D. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                         (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

                        (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

         E. Code shall mean the Internal Revenue Code of 1986, as amended.

         F. Common Stock shall mean the Corporation's common stock.

         G.   Corporate   Transaction   shall  mean  either  of  the   following
stockholder-approved transactions to which the Corporation is a party:


                                      A-1.

                        (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

                        (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

         H. Corporation shall mean Atlantic Pharmaceuticals, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Atlantic Pharmaceuticals, Inc. which shall by appropriate action adopt the Plan.

         I. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under the Plan.

         J. Domestic Relations Order shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.

         K. Eligible Director shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

         L. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

         M. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

         N. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                         (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                                      A-2.

                        (ii) If the Common Stock is at the time traded on the Nasdaq SmallCap Market or the over-the-counter market, then the Fair Market Value shall be the average of the highest bid and lowest asked prices per share of Common Stock on the date in question on the Nasdaq SmallCap Market or the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there are no reported bid and asked prices for the Common Stock on the date in question, then the Fair Market Value shall be the average of the highest bid and lowest asked prices on the last preceding date for which such quotations exist.

                       (iii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                        (iv) For purposes of any option grants made on the date the Underwriting Agreement is executed and the initial public offering price of the Common Stock is established, the Fair Market Value shall be deemed to be equal to the established initial offering price per share. For purposes of option grants made prior to such date, the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

         O. 5% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than five percent (5%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

         P.  Hostile   Take-Over  shall  mean  a  change  in  ownership  of  the
Corporation effected through the following transaction:

                         (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's

                                      A-3.

         stockholders which the Board does not recommend such stockholders to accept, and

                        (ii) more than fifty percent (50%) of the securities so acquired are accepted from persons other than Section 16 Insiders.

         Q.  Incentive   Option  shall  mean  an  option  which   satisfies  the
requirements of Code Section 422.

         R. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

                        (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                        (ii) such individual's  voluntary  resignation following
         (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty
         (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

         S. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

         T. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

         U. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

         V. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.


                                      A-4.

         W. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of the grant of Non-Statutory Options and stock appreciation rights under the Discretionary Option Grant Program, the term Parent shall also include any corporation, partnership, joint venture or other business entity which, directly or indirectly, controls the management and policies of the Corporation, whether through the ownership of voting securities, by contract or otherwise.

         X. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

         Y. Plan shall mean the Corporation's 1995 Stock Option Plan, as set forth in this document.

         Z. Plan Administrator shall mean the particular entity, whether the Board, the Primary Committee or the Secondary Committee, which is authorized to administer the Discretionary Option Grant Program with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

         AA. Plan Effective Date shall mean the date on which the Plan is adopted by the Board.

         AB. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders.

         AC. Qualified Domestic Relations Order shall mean a Domestic Relations Order which substantially complies with the requirements of Code Section 414(p). The Plan Administrator shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.

         AD. Secondary Committee shall mean a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to eligible persons other than Section 16 Insiders.

                                      A-5.

         AE. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

         AF. Section 12(g) Registration Date shall mean the first date on which the Common Stock is registered under Section 12(g) of the 1934 Act.

         AG. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

         AH. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

         AI. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of the grant of Non-Statutory Options and stock appreciation rights under the Discretionary Option Grant Program, the term Subsidiary shall also include any corporation, partnership, joint venture or other business entity in which the Corporation, directly or indirectly, controls the management and policies, whether through the ownership of voting securities, by contract or otherwise.

         AJ. Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

         AK. Taxes shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

         AL. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

         AM. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

                                      A-6.